EXHIBIT 28.1

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NEWS RELEASE                                              DMC
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Contacts: James K. Mitchell                  Stephen D. Martino
          Chairman and CEO              Chief Financial Officer
          (617) 747-0154                         (617) 747-0154



  Detwiler, Mitchell & Co. Reports Resignation of its President

     BOSTON, MA (October 17, 2001) - Detwiler, Mitchell & Co. (NASDAQ: DMCO; PCX: DEM) today reported the resignation of Andrew Detwiler as President and Director effective October 12, 2001. Mr. Detwiler has also resigned as CEO and Director of Fechtor, Detwiler & Co., Inc., the principal operating subsidiary of the Company. Robert Detwiler, the largest stockholder of the Company, remains as President of Fechtor Detwiler and Director of the Parent Company.

     James K. Mitchell, Chairman and CEO said, "As Andy leaves to pursue other interests, the Company will continue to carry out the business strategy of our Firm for the benefit of our clients, shareholders and employees." He continued, "I am pleased to report that James Graves, formerly Chief Operating Officer of J.C. Bradford & Co., is serving as special advisor to the Company."

                            * * * * *

     Detwiler, Mitchell & Co. ("DMC") is the holding company for its four principal operating subsidiaries: Fechtor, Detwiler & Co., Inc., an investment banking, merchant banking and brokerage company headquartered in Boston, MA; K & S, Inc., a specialist firm with operations on the Boston Stock Exchange; James Mitchell & Co., a financial services company located in San Diego, CA and Detwiler, Mitchell & Co. (UK) Limited, an investment banking and institutional sales firm located in London, UK.


     Cautionary Statement Regarding Forward-Looking Statements:
Certain statements in this news release may contain forward-looking statements within the meaning of the Federal securities laws. Such statements should be considered in light of the risks and uncertainties associated with Detwiler, Mitchell & Co. and its operating subsidiaries, including those economic and market risks contained in the Company's Annual Report on Form 10-K, and other risks prevailing from time to time; all of which are subject to material changes and may cause actual results to vary materially from what had been anticipated.


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		     DETWILER, MITCHELL & CO.
		 225 FRANKLIN STREET, 20TH FLOOR
		        BOSTON, MA 02110